Exhibit 16.1

Headquarters	One Hamden Center
280 Trumbull St	2319 Whitney Ave, Suite 2A
24th Floor	Hamden, CT 06518
Hartford, CT 06103	Tel: 203.397.2525
Tel: 860.522.3111
14 Bobala Road #3
www.WAdvising.com	Holyoke, MA 01040
Tel: 413.536.3970

March 30, 2020

Securities and Exchange Commission

Washington, D.C. 20549-7561

Commissioners:

We have read Provident Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 30, 2020 and we agree with such statements concerning our firm.

Sincerely,

Whittlesey PC